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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2003, except for Notes 2 and 8 which are as of March 19, 2003 and Note 25 which is as of July 8, 2003, relating to the consolidated financial statements and financial statement schedule of Hexcel Corporation, which appear in the Hexcel Corporation Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, CT
July 28, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS